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                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.4

                        FIRST AMENDMENT TO NOTE AGREEMENT


               THIS FIRST AMENDMENT TO NOTE AGREEMENT (this "Amendment"), dated as of November 30, 2001, among U.S. CONCRETE, INC., a Delaware corporation (the "Company"), and the financial institutions listed on the signature pages hereto as Purchasers (the "Purchasers"), amends the Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the Agreement referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - -

               WHEREAS, the Company and the Purchasers are parties to a Note Agreement, dated as of November 10, 2000 (as amended, modified and/or supplemented prior to the date hereof, the "Agreement"); and

               WHEREAS, the Company has requested that the Purchasers amend the Agreement to modify the definitions of Consolidated Net Earnings, EBITDA and Pro Forma Operating Income as contained in this Amendment and the Purchasers are willing to amend such term in accordance with the terms of this Amendment;

               NOW, THEREFORE, it is agreed:

               1. The Purchasers and the Company hereby amend the definitions of "EBITDA", "Consolidated Net Earnings" and "Pro Forma Operating Income" in
Section 11 of the Agreement as follows:

               "Consolidated Net Earnings" of any Person for any period shall mean the net income (or loss) of such Person and its Subsidiaries for such period, excluding (i) any extraordinary items, (ii) any equity interest of such Person in the unremitted earnings of any Person which is not a Subsidiary of such Person and (iii) all non-cash gains as determined on a consolidated basis in accordance with generally accepted accounting principles.

               "EBITDA" shall mean, for any period, the sum of:

               (i) the Consolidated Net Earnings of the Company for such period, plus (to the extent deducted in determining Consolidated Net Earnings of the Company for such period) the aggregate amount of federal, state and local income and franchise taxes, interest

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         expense, depreciation expense and amortization expense and other non-cash charges for such period; and

               (ii) to the extent not included in determining the amount in clause (i), above, for such period, Pro Forma Operating Income.

               "Pro Forma Operating Income" shall mean for each Qualified Company whose Acquisition by the Company occurs during the four consecutive fiscal quarter period preceding the date as of which EBITDA is being calculated and with respect to the period beginning four fiscal quarters prior to the calculation of EBITDA through the date of such Acquisition, the sum of Consolidated Net Earnings of such Qualified Company for such period, plus (to the extent deducted in determining Consolidated Net Earnings of such Qualified Company for such period) the aggregate amount of federal, state and local income and franchise taxes, interest expense, depreciation expense and amortization expense and other non-cash charges for such period, plus or minus, as applicable, Add-Back Adjustments with respect to such Qualified Company, in the case of each such item equal to the amount of such item as set forth in the pro forma presentation of the results of such Acquisition contained in the applicable form filed or to the filed by the Company with the Securities and Exchange Commission reporting such Acquisition.

               2. In order to induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants that no Default or Event of Default exists as of the Effective Date (as defined below) after giving effect to this Amendment.

               3. In order to induce the Purchasers to enter into this Amendment, each of the parties listed on the signature page as Guarantors hereby ratifies and confirms that the Guaranty Agreement of such Guarantor remains in full force and effect after giving effect to this Amendment.

               4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement.

               5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               6. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION).

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               7. This Amendment shall become effective on the date (the
"Effective Date") when the Company and the Required Holders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Company.

               8. From and after the Effective Date, all references in the Agreement shall be deemed to be references to the Agreement as amended hereby.

                     [Rest of Page Intentionally Left Blank]

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               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Amendment as of the date first above written.

                                       "Company"


                                       U.S. CONCRETE, INC.

                                       By: /s/ MICHAEL W. HARLAN
                                           -------------------------------------
                                           Michael W. Harlan
                                           Senior Vice President


                                       "Purchasers"


                                       THE PRUDENTIAL INSURANCE COMPANY OF
                                       AMERICA

                                       By: /s/ CHRIS BRUCE
                                           -------------------------------------
                                           Vice President


                                       METROPOLITAN LIFE INSURANCE COMPANY

                                       By:______________________________________
                                       Title:___________________________________


                                       TEACHERS INSURANCE & ANNUITY ASSOCIATION
                                       OF AMERICA

                                       By: /s/ LOREN S. ARCHIBALD
                                           -------------------------------------
                                           Managing Director

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                                       CONNECTICUT GENERAL LIFE INSURANCE
                                       COMPANY

                                       By: CIGNA, Investments, Inc. (authorized
                                           agent)

                                           By:  /s/ DEBRA J. HEIGHT
                                                --------------------------------
                                                Title:   Managing Director


                                       ALLSTATE LIFE INSURANCE COMPANY

                                       By: /s/ PATRICIA WILSON
                                           -------------------------------------


                                       By: /s/ DANIEL C. LEIMBACH
                                           -------------------------------------


                                       ALLSTATE LIFE INSURANCE COMPANY OF NEW
                                       YORK

                                       By: /s/ PATRICIA WILSON
                                           -------------------------------------


                                       By: /s/ DANIEL C. LEIMBACH
                                           -------------------------------------


                                       SOUTHERN FARM BUREAU LIFE INSURANCE
                                       COMPANY

                                       By:______________________________________
                                       Title:___________________________________

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                           Acknowledged and Agreed to:

                                  "Guarantors"

AFTM CORPORATION, a Michigan corporation
AMERICAN CONCRETE PRODUCTS, INC., a California corporation ATLAS-TUCK CONCRETE, INC., an Oklahoma corporation
BEALL INDUSTRIES, INC., a Texas corporation
BEALL MANAGEMENT, INC., a Texas corporation
CENTRAL CONCRETE CORP., a Delaware corporation
CENTRAL CONCRETE SUPPLY CO., INC., a California corporation CENTRAL PRECAST CONCRETE, INC., a California corporation CORDEN, INC., a Michigan corporation
CORNILLIE FUEL & SUPPLY, INC., a Michigan corporation
CORNILLIE LEASING, INC., a Michigan corporation
DENCOR, INC., a Michigan corporation
DYNA, INC., a Delaware corporation
E.B. METZEN, INC., a Michigan corporation
EASTERN CONCRETE MATERIALS, INC., a New Jersey corporation FENDT TRANSIT MIX, INC., a Michigan corporation
HUNTER EQUIPMENT COMPANY, a Michigan corporation
SUPERIOR CONCRETE MATERIALS, INC. (f/k/a) OPPORTUNITY CONCRETE
  CORPORATION, a District of Columbia corporation
READY MIX CONCRETE COMPANY OF KNOXVILLE, a Delaware corporation SAN DIEGO PRECAST CONCRETE, INC., a Delaware corporation
SIERRA PRECAST, INC., a California corporation
SMITH PRE-CAST, INC., a Delaware corporation
USC GP, INC., a Delaware corporation
USC MIDSOUTH, INC., a Delaware corporation
WYOMING CONCRETE INDUSTRIES, INC., a Delaware corporation


By: /s/ MICHAEL W. HARLAN
    ------------------------------------------------
    Michael W. Harlan
    Vice President

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USC MANAGEMENT CO., LP,
a Texas limited partnership

By: USC GP, INC., its General Partner

    By: /s/ MICHAEL W. HARLAN
        ------------------------------------------
        Michael W. Harlan
        Vice President


BEALL CONCRETE ENTERPRISES, LTD.,
a Texas limited partnership

By:  BEALL MANAGEMENT, INC.,
     its General Partner

    By: /s/ MICHAEL W. HARLAN
        ------------------------------------------
        Michael W. Harlan
        Vice President

CARRIER EXCAVATION AND FOUNDATION
COMPANY, a Delaware corporation

CONCRETE XX ACQUISITION, INC., a
Delaware corporation

PREMIX CONCRETE CORP., a Delaware corporation

SUPERIOR REDI-MIX, INC., a Michigan corporation

By: /s/ CHARLES W. SOMMER
    ----------------------------------------------
    Charles W. Sommer
    Vice President

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B.W.B., INC. OF MICHIGAN, a Delaware corporation

CENTRAL CONCRETE CORP., a Delaware corporation

OLIVE BRANCH READY MIX, INC., a Delaware corporation

SUPERIOR MATERIALS COMPANY, INC., a Delaware corporation


By: /s/ DONALD WAYNE
    ----------------------------------------------
    Donald Wayne
    Vice President

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